News Release Contact: Michael Stivala Chief Financial Officer & Chief Accounting Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2007 Fourth Quarter/Year End Results Conference Call

Whippany, New Jersey, October 31, 2007 — Suburban Propane Partners, L.P. (the “Partnership”) (NYSE: SPH), a nationwide marketer of propane gas, fuel oil and related products and services, announced today that it has scheduled its Fiscal 2007 Fourth Quarter and Full Year Results Conference Call for Thursday, November 15, 2007 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2007 fourth quarter and year-end results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (877) 209-9920

Ask for: Suburban Propane Fiscal Year 2007 Fourth Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 4:00 PM Thursday, November 15, 2007 until 11:59 PM, Friday, November 16, 2007 and can be accessed by dialing (800) 475-6701, Access Code 891420. The replay will also be available via Suburban’s web site until Thursday, November 22, 2007.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through more than 300 locations in 30 states.

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